As filed with the Securities and Exchange Commission on October 12, 2004. Registration No. 333-118687.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Pre-Effective Amendment No. 1

to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZIX CORPORATION

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	75-2216818 (I.R.S. Employer Identification Number)

2711 N. Haskell Avenue, Suite 2300, LB 36, Dallas, Texas 75204-2960
(214) 370-2000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Bradley C. Almond
Chief Financial Officer
2711 N. Haskell Avenue, Suite 2300, LB 36, Dallas, Texas 75204-2960
(214) 370-2000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: From time-to-time after the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [  ]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS	AMOUNT	PROPOSED MAXIMUM	PROPOSED MAXIMUM	AMOUNT OF
OF SECURITIES	TO BE	OFFERING PRICE	AGGREGATE	REGISTRATION
TO BE REGISTERED	REGISTERED (1)	PER UNIT (2)	OFFERING PRICE (2)	FEE (3)
Common Stock, $.01 par value	1,333,333	$4.33	$5,773,331.80	$731.48

(1) Includes 1,333,333 shares of the registrant’s common stock held by the selling shareholder and an indeterminable number of additional shares of common stock, pursuant to Rule 416 under the Securities Act, that may be issued as a result of stock splits, stock dividends, or similar transactions affecting the shares to be offered by the selling shareholder. The 1,333,333 shares held by the selling shareholder that are the subject of this registration statement were acquired by the selling shareholder in open market purchases or in privately negotiated transactions.

(2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the common stock on The Nasdaq Stock Market on August 30, 2004.

(3) Previously paid on August 31, 2004 with the initial filing.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated October 12, 2004

ZIX CORPORATION
1,333,333 SHARES
COMMON STOCK

     This prospectus relates to an offering of up to 1,333,333 shares of our common stock, par value $.01 per share, held by George W. Haywood, who beneficially owns approximately 15.4% of our outstanding shares of common stock.

     The common stock being registered is being offered for the account of the selling shareholder. We will not receive any proceeds from the sale of the shares of common stock offered under this prospectus.

     The shares may be offered in transactions on The Nasdaq Stock Market, in negotiated transactions or through a combination of methods of distribution, at prices relating to the prevailing market prices, at negotiated prices or at fixed prices that may be changed. Please see below under the heading “Plan of Distribution.”

     Our common stock is quoted on The Nasdaq Stock Market under the symbol “ZIXI.” On October 8, 2004, the last sale price of our common stock, as reported on The Nasdaq Stock Market, was $5.20 per share.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU
SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A LOSS OF ALL
OR A PORTION OF YOUR INVESTMENT.
PLEASE SEE “RISK FACTORS” ON PAGE 1.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON
THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

     The date of this prospectus is         , 2004.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND NOT ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. NEITHER ZIX CORPORATION NOR ANY OF ITS REPRESENTATIVES HAS AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. FURTHERMORE, NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THIS PROSPECTUS IS AN OFFER TO SELL ONLY THE SHARES OFFERED BY THIS PROSPECTUS, BUT ONLY UNDER THE CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE, REGARDLESS OF THE TIME OF THE DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SECURITIES.

i

ZIX CORPORATION

     Since January 1999, we have been developing and marketing products and services that bring privacy, security and convenience to Internet users: specifically, e-messaging, e-prescribing, and e-transaction applications and services. We offer a range of solutions to protect organizations from viruses, spam, and electronic attack, as well as enabling secure electronic communications, such as email encryption, e-prescribing, on-line doctor visits, and electronic lab results. We were incorporated in Texas in 1988. Our executive offices are located at 2711 North Haskell Avenue, Suite 2300, LB 36, Dallas, Texas 75204-2960, and our telephone number is (214) 370-2000. Our Web site address is www.zixcorp.com. Information contained on our Web site is not a part of this prospectus. In this prospectus, “we,” “us,” “ZixCorp,” “our” and “Zix” refer to Zix Corporation and its subsidiaries unless the context otherwise requires.

THE TRANSACTION

     This prospectus relates to an offering of up to 1,333,333 shares of our common stock, par value $.01 per share, held by George W. Haywood. These shares were acquired by Mr. Haywood in open market purchases or privately negotiated transactions. Mr. Haywood is the sole selling shareholder under this prospectus.

September 2002 Financing Transactions

     In September 2002, we closed two financing transactions under which we received $16,000,000 in gross cash proceeds, including $3,450,000 from Mr. Haywood and an IRA for the benefit of Mr. Haywood. Mr. Haywood and the IRA for the benefit of Mr. Haywood received 947,708 shares of our Series B Convertible Preferred Stock and warrants to acquire 305,986 shares of our common stock, at an exercise price of $4.42 per share. These Series B Convertible Preferred Stock shares were subsequently converted into 970,030 shares of our common stock. These common stock shares and the common stock shares issuable upon the exercise of the warrants may be publicly resold pursuant to a registration statement on Form S-3 (Registration No. 333-100399), filed by us. Mr. Haywood has exercised the warrants held by him, covering 106,430 of our shares of common stock.

     The shares that are the subject of the prospectus to which this registration statement relates were acquired in open market or privately negotiated transactions by Mr. Haywood prior to September 2002. A Registration Rights Agreement, dated as of September 16, 2002, was entered into among the Company, Mr. Haywood and the other purchasers named therein in connection with the September 2002 Financing Transactions described above. The registration statement referenced in the immediately preceding paragraph was filed pursuant to such Registration Rights Agreement. The Registration Rights Agreement also gave Mr. Haywood the right to require us to register up to an additional 1,333,333 of our common stock shares beneficially owned by him. The registration statement to which this prospectus relates is in fulfillment of this contractual obligation.

     We are filing the registration statement to which this prospectus relates for the resale of the securities for the benefit of the selling shareholder.

     The terms of the common stock are described in this prospectus under the heading “Description of Securities.” For a description of the September 2002 Financing Transactions, please see our Current Report on Form 8-K, dated September 20, 2002, which is incorporated by reference in this prospectus.

RISK FACTORS

     Before investing in our common stock offered by this prospectus, you should carefully consider the following risks and uncertainties, in addition to the other information contained or incorporated by reference in this prospectus. Also, you should be aware that the risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we do not yet know of or that we currently think are immaterial may also impair our business operations. If any of those risks or uncertainties or any of the risks and uncertainties described below actually occur, our business, financial condition, prospects or results of operations could be materially and adversely affected. In that case, the trading price of the common stock offered in this prospectus could decline, and you may lose all or part of your investment.

     We continue to use significant amounts of cash.

     Since 1999, we have been developing and marketing products and services that bring privacy, security and convenience to Internet users, specifically, e-messaging, e-prescribing and e-transaction applications and services, with a particular focus in the healthcare sector. Our businesses operate in emerging markets, and developing these businesses is costly and the market is highly competitive. Emerging market businesses involve risks and uncertainties, and there are no assurances that we will be successful in our efforts. We have experienced significant operating losses in recent years and utilization of cash resources continues at a substantial level. ZixCorp anticipates further losses in 2004.

     Our recent acquisitions of three companies may require us to invest significant resources to make them successful.

     In July 2003, we acquired substantially all of the assets of PocketScript, LLC (“PocketScript”), a provider of electronic prescription solutions for the healthcare industry; in September 2003, we acquired substantially all of the assets of Elron Software Inc. (“Elron”), a provider of anti-spam, email content filtering and Web filtering solutions; and in late January 2004, we acquired substantially all of the assets of MyDocOnline, Inc. (“MyDocOnline”), a provider of secure Web-based communications and laboratory information solutions. PocketScript and MyDocOnline are start-up ventures in emerging markets. While Elron has been in business for a number of years, its revenues have declined in recent years. PocketScript, Elron, and MyDocOnline have incurred operating losses in recent years. The ability to increase the companies’ revenues in the near future is largely dependent upon, in Elron’s case, whether our efforts to bring enhanced and new products to market are successful, and in the case of PocketScript and MyDocOnline, whether we are able to develop the market for their products and services. Our challenge is to make these new subsidiaries profitable. To do so may require us to invest significant resources, including significant amounts of cash, and there are no assurances that these subsidiaries will become profitable in the near term.

     The market may not broadly accept our products and services, which would prevent us from operating profitably.

     We must be able to achieve broad market acceptance for our products and services in order to operate profitably. We have not yet been able to do this. To our knowledge, there are currently no secure e-messaging protection and e-transaction businesses similar to our Zix branded business that currently operate at the scale that we would require, at our current expenditure levels and pricing, to become profitable. As previously noted, PocketScript and MyDocOnline are start-up ventures in emerging markets. There is no assurance that our products and services will become generally accepted or that they will be compatible with any standards that become generally accepted, nor is there any assurance that enough paying users will ultimately be obtained to enable us to operate these businesses profitably.

     Competition in our businesses is expected to increase, which could cause our business — including the business of our recently acquired subsidiaries - to fail.

     Our Zix branded solutions are targeted to the secure e-messaging protection and e-transaction services market. Elron’s product solutions have enabled us to enhance our Zix branded protection management services by adding a new feature set to our anti-virus, anti-spam and email content filtering services while expanding our offering to include URL filtering. Our PocketScript® and MyDocOnlineTM businesses are targeted toward the emerging markets for electronic prescriptions and online communication among the healthcare community. As the public’s and governmental authorities’ awareness about the need for privacy and security of electronic communications has increased over the past few years, an increasing number of competitors have entered the market.

     Although there are many large, well-funded participants in the information technology security industry, few currently participate in the secure e-messaging protection and e-transaction services market in which our Zix branded solutions compete. Most other product-only solutions in this market require extensive increases in overhead to implement and deploy them. Our Zix branded solutions can be made operational in a very short period of time compared to the longer procurement and deployment cycles common with the solutions of many of our competitors. Our service and product offerings are focused on the secure communications market, including secure e-messaging and protection management. Companies that compete with our Zix branded secure e-messaging and protection business include content management and secure delivery companies, such as Authentica, Inc., Certified Mail, Sigaba Corporation and Tumbleweed Communications Corp., and other messaging/spam protection participants such as BrightMail Incorporated, CipherTrust, Inc., ClearSwift Limited, FrontBridge Technologies, Inc., MessageLabs, Postini, Inc., NetIQ Corp. and SurfControl Incorporated.

     Our Zix branded products and Elron products also compete with several product companies that deliver anti-virus solutions that may also contain limited email messaging/spam protection capabilities, including McAfee, Inc., Sophos, Inc., Symantec Corporation and Trend Micro, Inc. We also compete with companies that offer Web filtering products, such as Secure Computing Corporation, SurfControl Incorporated, Websense, Inc. and NetIQ Corp.

     In addition, we face competition from vendors of Internet server appliances, operating systems, networking hardware, network management solutions and security software, many of which now, or may in the future, develop or bundle secure e-messaging, messaging/spam protection and/or Web filtering capabilities into their products.

     We may face increased competition as these competitors partner with others or develop new product and service offerings to expand the functionality that they can offer to their customers. We believe that the secure e-messaging, e-prescribing and e-transaction services market is growing, unlike many segments of the information technology security industry — which are not growing. We have spent several years on infrastructure development and product development. Our competitors may, over time, develop new technologies that are perceived as being more secure, effective or cost efficient than our own. These competitors could successfully garner a significant share of the market, to the exclusion of our company. Furthermore, increased competition could result in pricing pressures, reduced margins or the failure of our business to achieve or maintain market acceptance, any of which could harm our business.

     Our PocketScript e-prescribing services applies the benefits of e-messaging to the medical prescription process by enabling providers to write and transmit prescriptions electronically from anywhere directly to the pharmacy. Our PocketScript services, targeted to the e-prescription marketplace, are expected to grow as more physicians are leveraging technology in delivering healthcare services, coupled with the fact that the number of prescriptions written annually in the United States continues to increase. Participants in the e-prescribing space include AllScripts Healthcare Solutions, Ramp Corporation, Dr. First, Inc. and iScribe (a division of AdvancePCS).

     Our MyDocOnline business offers a variety of Internet-based healthcare services. MyDocOnline Connect (“Connect”) is a subscription-based Web service that allows patients and physicians to securely communicate online. Connect helps patients become more active, informed participants in their own health. Communication features offered by the service cover the spectrum of patient needs and include: online doctor visits, administrative questions, appointment requests, billing questions, prescription requests and referral requests. The service also offers a host of educational, interactive content features that deliver condition-specific health information to patients. Connect competitors include Medem, Inc., RelayHealth Corporation and MedFusion, Inc. with respect to the communication features, and WebMD Corporation with respect to the content resources.

We expect to face increasing competition in this arena and our competitors may develop products and services that are perceived to be better than ours. We do not anticipate revenue from the Connect product being significant relative to our other revenue sources.

     Dr. Chart®, also a Web-based communication tool of ours, connects healthcare providers and laboratories by allowing doctors to initiate lab orders, check medical necessity compliance and view results rapidly and accurately using a secure Internet connection. Competitors include 4Medica, Inc., Cerner Corporation and Misys plc. All of the competitors offer the same basic services that Dr. Chart offers. We expect to face increasing competition in this arena and our competitors may develop products and services that are perceived to be better than ours.

     Our inability to successfully and timely develop and introduce new e-messaging, e-prescribing and e-transaction products and related applications and services and to implement technological changes could harm our business.

     The emerging nature of the secure e-messaging, e-prescribing and e-transaction services business and its rapid evolution require us continually to develop and introduce new products and related applications and services and to improve the performance, features and reliability of our existing products and related applications and services, particularly in response to competitive offerings. Our Elron business, while having a significant customer base and meaningful revenues, has not been profitable in recent years under its prior ownership.

     We also have under development new feature sets for our current Zix branded product line and service offerings and are considering new secure e-messaging products and services. By adding Elron’s product line to our current service offerings, we were able to accelerate the development time we would have otherwise needed to build additional feature sets into our Zix branded product and service offerings. The success of new or enhanced products and services depends on several factors — primarily, market acceptance. We may not succeed in developing and marketing new or enhanced products and services that respond to competitive and technological developments and changing customer needs. This could harm our business.

     If the market for secure e-messaging, e-prescribing and e-transaction products and related applications and services does not continue to grow, demand for our products and services will be adversely affected.

     The market for secure electronic communications is a developing market. Continued growth of the secure e-messaging, e-prescribing and e-transaction products and related applications and services market will depend to a large extent on the market recognizing the need for secure electronic communications, such as email encryption, e-prescribing, on-line doctor visits and electronic lab results. Failure of this market to grow would harm our business.

     If healthcare providers fail to adopt the PocketScript and MyDocOnline Care Delivery Solutions, we will fail to achieve the critical mass of physicians and patients to build a successful business.

     Our PocketScript e-prescribing services and our MyDocOnline services are targeted to the emerging market for providing secure communications among healthcare providers to deliver information in an efficient, economical manner. These are emerging markets, and the success of our PocketScript and MyDocOnline services is dependent, in large measure, on physicians and other healthcare providers changing the manner in which they conduct their medical practices by beginning to use secure wireless and Internet communications channels to communicate with their patients, medical laboratories, payors, drug formularies, and others. Our challenge is to make these new businesses profitable. To do so may require us to invest significant resources, including significant amounts of cash. There is no assurance that enough paying users will ultimately be obtained to enable us to operate these businesses profitably.

     Capacity limits on our technology and network hardware and software may be difficult to project, and we may not be able to expand and upgrade our systems to meet increased use, which would result in reduced revenues.

     While we have ample through-put capacity to handle our customers’ requirements for the medium term, at some point we may be required to materially expand and upgrade our technology and network hardware and software. We may not be able to accurately project the rate of increase in usage on our network, particularly since we have significantly expanded our potential customer base by our recent acquisition of PocketScript and MyDocOnline, whose service offerings are supported by our ZixSecure CenterTM. . In addition, we may not be able to expand and upgrade, in a timely manner, our systems and network hardware and software capabilities to accommodate increased traffic on our network. If we do not timely and appropriately expand and upgrade our systems and network hardware and software, we may lose customers and revenues.

     Security interruptions to our data centers could disrupt our business, and any security breaches could expose us to liability and negatively impact customer demand for our products and services.

     Our business depends on the uninterrupted operation of our data centers - currently, our ZixSecure Center located in Dallas, Texas; the Austin, Texas data center used for fail-over and business continuity services; and the Cincinnati data center used for quality assurance and staging of new customers of our PocketScript e-prescribing service. We must protect these centers from loss, damage or interruption caused by fire, power loss, telecommunications failure or other events beyond our control. Any damage or failure that causes interruptions in our data centers operations could materially harm our business, financial condition and results of operations.

     In addition, our ability to issue digitally-signed certified time-stamps and public encryption codes in connection with our Zix branded products and services and to support PocketScript’s e-prescribing services and MyDocOnline’s services depends on the efficient operation of the Internet connections between customers and our data centers. We depend on Internet service providers efficiently operating these connections. These providers have experienced periodic operational problems or outages in the past. Any of these problems or outages could adversely affect customer satisfaction.

     Furthermore, it is critical that our facilities and infrastructure remain secure and the market perceives them to be secure. Despite our implementation of network security measures, our infrastructure may be vulnerable to physical break-ins, computer viruses, attacks by hackers and similar disruptions from unauthorized tampering with our computer systems. In addition, we are vulnerable to coordinated attempts to overload our systems with data, resulting in denial or reduction of service to some or all of our users for a period of time. We do not carry insurance to compensate us for losses that may occur as a result of any of these events; therefore, it is possible that we may have to use additional resources to address these problems.

     Secure messages sent through our ZixPort® and ZixMessage CenterTM messaging portals in connection with the operation of our secure e-messaging protection and e-transaction services, will reside, for a user-specified period of time, in our secure data center network; individual prescription histories transmitted through our PocketScript system will reside in our secure data center network; and the personal healthcare information transmitted through our MyDocOnline system will reside in our secure data center network. Any physical or electronic break-ins or other security breaches or compromises of this information could expose us to significant liability, and customers could be reluctant to use our Internet-related products and services.

     Pending litigation could have a material impact on our operating results and financial condition.

     Beginning in early September 2004, several purported shareholder class action lawsuits and one purported shareholder derivative lawsuit were filed in the U.S. District Court for the Northern District of Texas against us and certain of our current and former officers and directors. The purported class action lawsuits seek unspecified monetary damages on behalf of purchasers of ZixCorp’s common stock between October 30, 2003 and May 4, 2004. The purported shareholder class action lawsuits allege that the defendants made materially false and misleading statements and/or omissions in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) during this time period.

     The purported shareholder derivative lawsuit relates to the allegedly materially false and misleading statements and/or omissions that are the subject of the purported shareholder class action lawsuits. It seeks to require ZixCorp to initiate legal action for unspecified damages against the individual defendants named in the purported shareholder class action lawsuits for alleged breaches of fiduciary duty, abuse of control, insider selling and other alleged violations of law.

     These lawsuits may require significant management time and attention and could result in significant legal expenses. While we believe these lawsuits are without merit and intend to defend them vigorously, since these legal proceedings are in the preliminary stages we are unable to predict the scope or outcome of these matters and quantify their eventual impact, if any, on our company. An unfavorable outcome could have a material adverse effect on our business, operating results, cash flow and financial condition. We maintain insurance that may limit our financial exposure for defense costs and liability for an unfavorable outcome, should we not prevail, for claims covered by the insurance coverage.

     We may have to defend our rights in intellectual property that we use in our products and services, which could be disruptive and expensive to our business.

     We may have to defend our intellectual property rights or defend against claims that we are infringing the rights of others. Intellectual property litigation and controversies are disruptive and expensive. Infringement claims could require us to develop non-infringing products or enter into royalty or licensing arrangements. Royalty or licensing arrangements, if required, may not be obtainable on terms acceptable to us. Our business could be significantly harmed if we are not able to develop or license the necessary technology. Furthermore, it is possible that others may independently develop substantially equivalent intellectual property, thus enabling them to effectively compete against us.

     Defects or errors could affect the performance of our products and services.

     We subject our Zix branded products and services to quality assurance testing prior to product release. There is no assurance that the quality and assurance testing previously conducted by the businesses we acquired on their current products and services conform to our standards for quality assurance testing. Regardless of the level of quality assurance testing, any of our products and services could contain undetected defects or errors. This could result in loss of or delay in revenues, failure to achieve market acceptance, diversion of development resources, injury to our reputation, litigation claims, increased insurance costs or increased service and warranty costs. Any of these could prevent us from implementing our business model and achieving the revenues we need to operate profitably.

     Public key cryptography technology is subject to risks.

     Our Zix branded products and services, the PocketScript e-prescribing service and the MyDocOnline businesses employ, and future products and services may employ, public key cryptography technology. With public key cryptography technology, a public key and a private key are used to encrypt and decrypt messages. The security afforded by this technology depends, in large measure, on the integrity of the private key, which is dependent, in part, on the application of certain mathematical principles. The integrity of the private key is predicated on the assumption that it is difficult to mathematically derive the private key from the related public key. Should methods be developed that make it easier to derive the private key, the security of encryption products using public key cryptography technology would be reduced or eliminated and such products could become unmarketable. This could require us to make significant changes to our products, which could damage our reputation and otherwise hurt our business. Moreover, there have been public reports of the successful decryption of certain encrypted messages. This, or related, publicity could adversely affect public perception of the security afforded by public key cryptography technology, which could harm our business.

     We depend on key personnel.

     We depend on the performance of our senior management team — including our chairman and chief executive officer, John A. Ryan, our president and chief operating officer, Richard D. Spurr and their direct reports and other key employees, particularly highly skilled technical personnel. Our success depends on our ability to attract, retain and motivate these individuals. There are no binding agreements with any of our employees that prevent them from leaving our company at any time. There is competition for these personnel. In addition, we do not maintain key person life insurance on any of our personnel. The loss of the services of any of our key employees or our failure to attract, retain and motivate key employees could harm our business.

     We could be affected by government regulation.

     Exports of software products using encryption technology, such as our Zix branded products and services, are generally restricted by the U.S. government. Although we have obtained U.S. government approval to export our products to almost all countries in the world, the list of countries to which our products cannot be exported could be revised in the future. Furthermore, some foreign countries impose restrictions on the use of encryption products, such as our products. Failure to obtain the required governmental approvals would preclude the sale or use of our products in international markets.

     Furthermore, boards of pharmacy in the various states in which our PocketScript and MyDocOnline businesses operate regulate the process by which physicians write prescriptions. While regulations in the states in which these businesses currently generally operate permit the electronic writing of prescriptions, such regulations could be revised in the future. Moreover, regulations in states in which these businesses do not currently operate may not be as favorable and may impede our ability to develop business in these states. Furthermore, future state or federal regulation could mandate standards for the electronic writing of prescriptions or for the secure electronic transmittal of personal health information through the Internet that our technology and systems do not comply with, which would require us to modify our technology and systems.

     Our stock price may be volatile.

     The market price of our common stock has fluctuated significantly in the past and is likely to fluctuate in the future. Our stock price may decrease as a result of the dilutive effect caused by the additional number of shares that may become available in the market due to the issuances of our common stock in connection with the capital funding and acquisition transactions we completed over the last year. As of September 15, 2004, there was a short position in our common stock of 8,766,547.

     Our directors and executive officers own a substantial percentage of our securities. Their ownership could allow them to exercise significant control over corporate decisions and to implement corporate acts that are not in the best interests of our shareholders as a group.

     Our directors and executive officers beneficially own shares of our securities that represent approximately 16.2% of the combined voting power eligible to vote on matters brought before our shareholders, including securities and associated warrants beneficially owned by Antonio R. Sanchez, Jr., a former director and father of a current director (Antonio R. Sanchez III), and current beneficial owner of approximately 7.9% of our outstanding common stock, and John A. Ryan, our chairman and chief executive officer. Therefore, our directors and executive officers, if they acted together, could exert substantial influence over matters requiring approval by our shareholders. These matters would include the election of directors. This concentration of ownership and voting power may discourage or prevent someone from acquiring our business.

     Mr. Haywood owns a large percentage of our outstanding stock and could significantly influence the outcome of actions.

     George W. Haywood and an IRA for the benefit of Mr. Haywood beneficially own approximately 15.4% of our outstanding common stock. Therefore, the selling shareholder could exert substantial influence over all matters requiring approval by our shareholders, including the election of directors. The selling shareholder’s interests may not be aligned with the interests of our other shareholders. This concentration of ownership and voting power may discourage or prevent someone from acquiring our business.

     Further issuances of equity securities may be dilutive to current shareholders.

     At some point in the future we may determine to seek additional capital funding or to acquire additional businesses. These events could involve the issuance of one or more types of equity securities, including convertible debt, common or convertible preferred stock and warrants to acquire common or preferred stock. Such equity securities could be issued at or below the then-prevailing market price for our common stock. In addition, we incentivize employees and attract new employees by issuing shares of our common stock and options to purchase shares of our common stock. Therefore, the interest of our existing shareholders could be diluted by future share issuances and stock option grants to employees and any equity securities issued in capital funding financings or business acquisitions.

     We may have liability for indemnification claims arising from the sale of our previous businesses in 1998 and 1997.

     We disposed of our previous operating businesses in 1998 and 1997. In selling those businesses, we agreed to provide customary indemnification to the purchasers of those businesses for breaches of representations and warranties, covenants and other specified matters. Although we believe that we have adequately provided for future costs associated with these indemnification obligations, indemnifiable claims could exceed our estimates.

     We may encounter other unanticipated risks and uncertainties in the markets we serve or in developing new products and services, and we cannot assure you that we will be successful in responding to any unanticipated risks or uncertainties.

     There are no assurances that we will be successful or that we will not encounter other, and even unanticipated, risks. We discuss other operating, financial or legal risks or uncertainties in our periodic filings with the Securities and Exchange Commission (the “SEC”). We are, of course, also subject to general economic risks.

NOTE ON FORWARD-LOOKING STATEMENTS AND RISK FACTORS

     This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Act”) and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including: any projections of future business, market share, earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “will,” “predict,” “plan,” “should,” “goal,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate” and other similar words. Such forward-looking statements may be contained in the “RISK FACTORS” section above, among other places.

     Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed in this document. We do not intend, and undertake no obligation, to update any forward-looking statement.

DOCUMENTS INCORPORATED BY REFERENCE

     We furnish our shareholders with annual reports containing audited financial statements and other appropriate reports. We also file annual, quarterly and special reports, proxy statements and other information with the SEC. Instead of repeating information that we have already filed with the SEC, we are allowed to “incorporate by reference” in this prospectus information contained in those documents we have filed with the SEC. These documents are considered to be part of this prospectus.

     We incorporate by reference in this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the selling shareholder sells all of the shares of common stock offered by this prospectus:

•	our Annual Report on Form 10-K, including audited financial statements, for our fiscal year ended December 31, 2003;

•	our Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2004 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004;

•	our Current Reports on Form 8-K dated February 10, 2004, April 7, 2004, June 23, 2004 and September 7, 2004, and our Current Reports on Form 8-K/A dated April 14, 2004 and May 6, 2004; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, dated September 25, 1989, including any amendment or report filed for the purpose of updating such description.

     Any documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, will also be considered to be part of this prospectus and will automatically update and supersede the information contained in this prospectus.

     At your request, we will provide you, without charge, a copy of any of the documents we have incorporated by reference into this prospectus but not delivered with the prospectus (other than exhibits to such documents, unless those exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). If you want more information, write or call:

Bradley C. Almond
Vice President and Chief Financial Officer
Zix Corporation, 2711 North Haskell Avenue, Suite 2300, LB 36
Dallas, Texas 75204-2960
Telephone: (214) 370-2000

WHERE YOU CAN FIND MORE INFORMATION

     We are delivering this prospectus to you in accordance with the U.S. securities laws. We have filed a registration statement with the SEC to register the common stock that the selling shareholder is offering to you. This prospectus is part of that registration statement. As allowed by the SEC’s rules, this prospectus does not contain all of the information that is included in the registration statement.

     You may obtain a copy of the registration statement, or a copy of any other filing we have made with the SEC, directly from the SEC. You may either:

•	read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room maintained at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following regional offices: 233 Broadway, New York, New York 10279; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; or

•	visit the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding us and other issuers that file electronically.

     You can obtain more information about the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.

SELLING SHAREHOLDER

     In September 2002, we closed two financing transactions under which we received $16,000,000 in gross cash proceeds, including $3,450,000 from Mr. Haywood and an IRA for the benefit of Mr. Haywood. Mr. Haywood and the IRA for the benefit of Mr. Haywood received 947,708 shares of our Series B Convertible Preferred Stock and warrants to acquire 305,986 shares of our common stock, at an exercise price of $4.42 per share. These Series B Convertible Preferred Stock shares were subsequently converted into 970,030 shares of our common stock. These common stock shares and the common stock shares issuable upon the exercise of the warrants may be publicly resold pursuant to a registration statement on Form S-3 (Registration No. 333-100399), filed by us. Mr. Haywood has exercised the warrants held by him, covering 106,430 of our shares of common stock.

     The shares that are the subject of the prospectus to which this registration statement relates were acquired in open market or privately negotiated transactions by Mr. Haywood prior to September 2002. A Registration Rights Agreement, dated as of September 16, 2002, was entered into among the Company, Mr. Haywood and the other purchasers named therein in connection with the September 2002 Financing Transactions described above. The registration statement referenced in the immediately preceding paragraph was filed pursuant to such Registration Rights Agreement. The Registration Rights Agreement also gave Mr. Haywood the right to require us to register up to an additional 1,333,333 of our common stock shares beneficially owned by him. The registration statement to which this prospectus relates is in fulfillment of this contractual obligation.

     We are filing the registration statement to which this prospectus relates for the resale of the shares held by the selling shareholder. Other than his participation in the September 2002 Financing Transactions and his beneficial ownership of approximately 15.4% of our shares of common stock (see “Mr. Haywood owns a large percentage of our outstanding stock and could significantly influence the outcome of actions” above), Mr. Haywood has not had any material relationship with us within the past three years.

     The table below lists the selling shareholder and other information regarding his ownership of our common stock. The second column lists the number of shares of common stock held by the selling shareholder. The third column lists the shares of common stock being offered by this prospectus by the selling shareholder.

     In accordance with the terms of the registration rights agreement with the selling shareholder, this prospectus generally covers the resale of the number of shares of common stock held by the selling shareholder. The fourth column assumes the sale of all of the shares offered by the selling shareholder pursuant to this prospectus. The selling shareholder may sell all, some or none of his shares in this offering. See “Plan of Distribution.”

	OWNERSHIP PRIOR TO OFFERING			OWNERSHIP AFTER OFFERING
NAME OF OWNER	NUMBER OF SHARES		SHARES TO BE SOLD	NUMBER OF SHARES		PERCENTAGE
George W. Haywood	4,939,203	(1)	1,333,333	3,605,870	(1)	11.3%

(1)	As reported in Mr. Haywood’s most recent Form 4, filed July 9, 2004. Includes (i) 41,500 shares that are owned by family members of Mr. Haywood, (ii) 115,000 shares owned jointly by Mr. Haywood and a family member and (iii) 199,556 shares of common stock currently issuable to him upon exercise of certain warrants.

PLAN OF DISTRIBUTION

     We are registering the shares of common stock to permit the resale of the shares of common stock by the selling shareholder. We will not receive any of the proceeds from the sale by the selling shareholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

     The selling shareholder may sell all or a portion of the common stock beneficially owned by him and offered hereby from time-to-time directly or through one or more underwriters, broker-dealers or agents. If the common stock is sold through underwriters or broker-dealers, the selling shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

(1)	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale,

(2)	in the over-the-counter market,

(3)	in transactions otherwise than on these exchanges or systems or in the over-the-counter market,

(4)	through the writing of options, whether such options are listed on an options exchange or otherwise, or

(5)	through the settlement of short sales.

     If the selling shareholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, brokers-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, brokers-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common stock or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. Subject to compliance with applicable law, the selling shareholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions, provided that the short sale is made after the registration statement is declared effective and a copy of this prospectus is delivered in connection with the short sale.

     The selling shareholder may pledge or grant a security interest in some or all of the shares of common stock owned by such selling shareholder, and, if such selling shareholder defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time-to-time pursuant to this prospectus. The selling shareholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

     The selling shareholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions paid, or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

     Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     There can be no assurance that the selling shareholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

     The selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

     We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling shareholder will pay all underwriting discounts and selling commissions, if any. In connection with sales made pursuant to this prospectus, we will indemnify the selling shareholder against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling shareholder will be entitled to contribution. We will be indemnified by the selling shareholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling shareholder for use in this prospectus, in accordance with the related registration rights agreement, or we will be entitled to contribution.

     Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES

COMMON STOCK

     The holders of our common stock are entitled to one vote per share on all matters to be voted on by shareholders and are entitled to receive dividends when declared by our board of directors, at their discretion, from legally available funds. The holders of our common stock are not entitled to preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock.

     Upon liquidation or dissolution, the holders of our common stock are entitled to receive all assets available for distribution to the shareholders, subject to the preferential rights of the holders of any series of preferred stock shares that may be outstanding.

     The foregoing summary is qualified by reference to the description of our common stock that is filed with our Registration Statement on Form 8-A, dated September 25, 1989, including any amendment or report updating such description.

PREFERRED STOCK

     Shares of preferred stock are issuable in one or more series at the time and for the consideration as our board of directors may determine. Authority is expressly granted to our board of directors to fix, from time-to-time, by resolution or resolutions providing for:

•	the establishment and/or issuance of any series of preferred stock,

•	the designation of any series of preferred stock,

•	the powers, preferences and rights of the shares of that series, and

•	the qualifications, limitations or restrictions of the preferred stock.

     We currently have no shares of outstanding preferred stock.

REGISTRATION REQUIREMENTS

     We and the selling shareholder entered into a registration rights agreement, under which we agreed to prepare and file a registration statement covering the resale of the shares of common stock covered by the registration statement of which this prospectus forms a part.

USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the common stock by the selling shareholder, rather, the selling shareholder will receive those proceeds directly.

LEGAL MATTERS

     The validity of the stock offered hereby will be passed upon for us by Ronald A. Woessner, our Senior Vice President, General Counsel and Secretary.

EXPERTS

     The consolidated financial statements appearing in the Annual Report on Form 10-K for our fiscal year ended December 31, 2003, referred to above under the heading “Documents Incorporated by Reference” have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of MyDocOnline, Inc. incorporated in this prospectus by reference to the Current Report on Form 8-K/A Amendment 1 dated April 14, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC registration fee	$731.48	*
Accounting fees and expenses	$15,000.00	**
Legal fees and expenses of registrant	$2,000.00	**
Miscellaneous expenses	$2,800.00	**

Total	$20,531.48

*	Previously paid on August 31, 2004 with the initial filing.
**	Estimated.

All of the noted expenses are borne by the registrant.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by the Texas Business Corporation Act, the registrant’s Restated Articles of Incorporation provide that its directors shall not be personally liable to the registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the registrant or its shareholders, (ii) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) any transaction from which the director derived any improper personal benefit, (iv) any act or omission where the liability of the director is expressly provided for by statute, or (v) any act related to an unlawful stock repurchase or payment of a dividend. In addition, the registrant’s Restated Articles of Incorporation and Restated Bylaws include certain provisions permitted by the Texas Business Corporation Act whereby its directors, officers, employees and agents generally are to be indemnified against certain liabilities to the fullest extent authorized by the Texas Business Corporation Act. Furthermore, the employment agreements between the registrant and John A. Ryan (the registrant’s chairman and chief executive officer) and Richard D. Spurr (the registrant’s president and chief operating officer), dated November 14, 2001 and January 20, 2004, respectively, provide Messrs. Ryan and Spurr with a contractual right to indemnification as an officer and/or director of the registrant as set forth in Article VII of the registrant’s Restated Bylaws, dated August 1, 2002. The registrant maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

ITEM 16. EXHIBITS.

     The exhibits to this registration statement are listed in the Index to Exhibits on page II-5 of this registration statement, which Index is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

                (a)     The undersigned registrant hereby undertakes:

(i)	To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

(1)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(3)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i)(1) and (a)(i)(2) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(ii)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 11, 2004.

ZIX CORPORATION

By:	/s/ Bradley C. Almond
Bradley C. Almond
Vice President, Chief Financial Officer and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 11, 2004.

Signature	Title
/*/ John A. Ryan	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
John A. Ryan

/s/ Bradley C. Almond	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
Bradley C. Almond

/*/ Michael E. Keane	Director
Michael E. Keane

/*/ James S. Marston	Director
James S. Marston

/*/ Antonio R. Sanchez III	Director
Antonio R. Sanchez III

/*/ Dr. Ben G. Streetman	Director
Dr. Ben G. Streetman

*By: /s/ Bradley C. Almond
Bradley C. Almond Attorney-in-Fact

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
4.3	Registration Rights Agreement, dated September 16, 2002, by and among Zix Corporation and the Investors named therein. (1)

5.1	Opinion of Ronald A. Woessner. (2)

23.1	Consent of Ronald A. Woessner (included in his opinion filed as Exhibit 5.1).

23.2	Consent of Ernst & Young LLP. (2)

23.3	Consent of PricewaterhouseCoopers LLP. (2)

24.1	Power of Attorney. (3)

(1)	Incorporated by reference from Zix Corporation’s Current Report on Form 8-K, dated September 20, 2002.

(2)	Filed herewith.

(3)	Previously filed with this registration statement.